UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  July 1, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On July 1, 2009, FairPoint Communications, Inc. (the “Company”) entered into a letter agreement with David L. Hauser, the Company’s newly appointed Chairman and Chief Executive Officer (the “Letter Agreement”).  Pursuant to the Letter Agreement, the Company has agreed, upon Mr. Hauser’s request, to use its reasonable best efforts to register under the Securities Act of 1933, as amended, the shares of the Company’s common stock, par value $0.01 per share, that Mr. Hauser is eligible to receive pursuant to the equity incentive compensation awards contemplated in his employment agreement with the Company, dated as of June 11, 2009, and the corresponding award agreements.

Item 8.01           Other Events

On July 1, 2009, the Company issued a press release entitled “FairPoint Communications Announces Award of Stock Options and Restricted Stock to Newly Appointed Chairman and CEO” (the “Press Release”).  The Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:		/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief Financial Officer

Date:  July 1, 2009